UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 27, 2007

LSB INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)
Delaware	1-7677	73-1015226
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16 South Pennsylvania, Oklahoma City, Oklahoma (Address of principal executive offices)		73107 (Zip Code)

Registrant's telephone number, including area code      (405) 235-4546

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 Other Events.

On August 27, 2007, LSB Industries, Inc. (“LSB”) completed the redemption of all of its outstanding $3.25 Convertible Exchangeable Class C Preferred Stock, Series 2 (“$3.25 Preferred”).  The redemption price was $50.00 per share of $3.25 Preferred, plus $26.25 per share in accrued and unpaid dividends pro-rata to the date of redemption.  A total of 25,820 shares of $3.25 Preferred were redeemed for an aggregate redemption price, including accrued and unpaid dividends, of approximately $1,969,000.

Prior to the redemption, holders of the $3.25 Preferred converted 167,475 shares of $3.25 Preferred into 724,993 shares of common stock, based on the conversion rate of 4.329 shares of common for each share of $3.25 Preferred.  Pursuant to the terms of the $3.25 Preferred, holders converting shares of $3.25 Preferred were not entitled to any accrued and unpaid dividends as to the shares of $3.25 Preferred converted.

As of August 27, 2007, no shares of $3.25 Preferred remain outstanding.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c)                 Exhibits.

99.1	Press release, dated August 27, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    August 30, 2007

LSB INDUSTRIES, INC.

By:  /s/ Jim D. Jones
Jim D. Jones
Senior Vice President,
Corporate Controller and Treasurer
(Principal Accounting Officer)